Exhibit 10.7

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type ofinformation that the Company treats as private or confidential, as indicated by the black shading.

DEED OF ASSIGNMENT

This Deed of Assignment (the “Deed”) is made on this 1st day of November 2023.

BETWEEN:

CLEARSK MEDI-AESTHETICS (WEST) PTE LTD (UEN No. 201210218W) of 10 Sinara Drive, #10-25 Square 2, Singapore 307506 (“Assignor”), and

CLEARSK MEDI-AESTHETICS (WESTGATE) PTE LTD (UEN No. 201210211C) of 10 Sinara Drive, #10-25 Square 2, Singapore 307506 (“Assignee”).

(The Assignor and the Assignee are hereinafter referred to individually as a “Party” and collectively as the “Parties”)

WHEREAS:

A.	The Assignor is the legal and beneficial owner of the property located at 114 Lavender Street #09-91 CT Hub 2, Singapore 338729 (the “Property”), which is a unit within the B1 light industrial commercial development known as CT Hub 2 (the “Development”).

B.	The Assignor and the Assignee are related parties, and the Assignor has agreed to provide capital support to the Assignee by granting the Assignee the sole and exclusive right to occupy and use the Property on the terms and conditions contained in this Deed and to delegate the full rights and responsibilities of management and control of the Property to the Assignee, such that the Assignee shall, for all practical purposes, function in the capacity of the owner of the Property for the duration of this Deed, short of holding the legal title thereto.

C.	The Assignor hereby contributes the exclusive use and full benefits of the Property to the Assignee as part of a strategic non-cash capital contribution designed to reinforce the Assignee’s financial structure, operational continuity and long-term growth trajectory, effective 1 November 2023.

D.	The Assignor hereby grants the Assignee full and exclusive operational control over the Property under a free-to-use arrangement for its business operations.

E.	This Deed reflects the economic substance of a capital contribution and is intended to support the Assignee’s strategic growth. The Assignee shall derive the full benefit and bear the operational responsibility of the Property, in accordance with the principle of substance over form.

F.	The Parties acknowledge and agree that the rights granted to the Assignee under this Deed are intended to give the Assignee the power to direct the activities of the business conducted at the Property, which most significantly impact its economic performance, such that the Assignee would be considered the primary beneficiary of the arrangement.

G.	This Deed sets out the terms and conditions upon which the Assignee is granted the right to occupy and use the Property.

NOW THIS DEED WITNESSETH AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions: In this Deed, unless the context otherwise requires, the following words and expressions shall have the following meanings:

(i)	“Commencement Date” means 1 November 2023

(ii)	“MCST” means the Management Corporation Strata Title Plan No. 4338 for the Development.

(iii)	“Permitted Use” means the use of the Property for a purpose consistent with B1 light industrial use, and for no other purpose whatsoever.

1.2.	In this Deed, unless the context otherwise requires:

(i)	references to Clauses and Recitals are to clauses of and recitals to this Deed;

(ii)	headings are for convenience only and shall not affect the interpretation of this Deed;

(iii)	words importing the singular number include the plural and vice versa; and

(iv)	references to any statute or statutory provision shall include any modification, re-enactment, or extension thereof.

2.	RIGHT TO OCCUPY

2.1.	In consideration of the covenants on the part of the Assignee hereinafter contained, the Assignor hereby grants to the Assignee the sole and exclusive right to occupy and use the Property for the Permitted Use, including but not limited to:

(i)	Unrestricted access, occupancy, and beneficial use of the Property;

(ii)	Integration of the Property into its business operations;

(iii)	Discretion over all maintenance, enhancement, and operational decisions;

(iv)	Authority to initiate or approve the sale of the Property;

commencing on the Commencement Date.

2.2.	The Assignee acknowledges and agrees that this Deed creates a personal right of occupation and shall not be construed as a demise of the Property, notwithstanding that the Assignee is granted exclusive occupation.

3.	ASSIGNEE’S COVENANTS

3.1.	The Assignee hereby covenants with the Assignor to observe and perform the following obligations throughout the duration of this arrangement:

(i)	Outgoings: To punctually pay and discharge all property tax, and all charges for the supply of water, electricity, gas, sewerage, telecommunications, and other utilities and services to the Property, together with any maintenance contributions or other sums levied by the MCST in respect of the Property.

(ii)	Repair and Maintenance: To keep the interior of the Property, including all fixtures and fittings therein (other than those of a structural nature), in a clean and tenantable state of repair and condition (fair wear and tear excepted).

(iii)	Compliance: Not to use the Property for any illegal, immoral, or improper purpose, and to comply with all applicable laws, regulations, and the by-laws, rules, and regulations of the MCST.

(iv)	Nuisance: Not to do or permit to be done at the Property anything which may be or become a nuisance, annoyance, disturbance, or cause of damage to the Assignor or to the occupiers of other units in the Development.

(v)	Alterations: Not to make or permit any alterations, additions, or installations to the Property without the prior written consent of the Assignor.

(vi)	Assignment: Not to assign, sub-let, or part with the possession or occupation of the Property or any part thereof.

(vii)	Indemnity: To indemnify and keep the Assignor fully indemnified against all actions, proceedings, claims, demands, losses, damages, costs (including legal costs on a full indemnity basis), and expenses which may be brought against or incurred by the Assignor arising from any breach by the Assignee of any covenant in this Deed or from the Assignee’s occupation and use of the Property.

4.	GOVERNING PROVISIONS

4.1.	Governing Law and Jurisdiction: This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, the laws of the Republic of Singapore. The Parties hereby irrevocably submit to the exclusive jurisdiction of the Courts of Singapore to settle any dispute or claim that arises out of or in connection with this Deed.

4.2.	Entire Agreement and Variation: This Deed constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, representations, and understandings, whether oral or written. No amendment, variation, or modification of any term of this Deed shall be valid or binding unless it is made in writing and duly executed by or on behalf of both Parties.

4.3.	No Waiver: No failure or delay by a Party to exercise any right or remedy provided under this Deed or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy.

4.4.	Severability: If any provision or part-provision of this Deed is or becomes invalid, illegal, or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal, and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this Deed.

4.5.	Counterparts: This Deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of this Deed by electronic mail (PDF) or other electronic means shall be as effective as delivery of a manually executed counterpart.

4.6.	Rights of Third Parties: Save for the Assignor and the Assignee, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act (Cap. 53B) to enforce any term of this Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS WHEREOF the Parties have executed this Deed as of the day and year first above written.

SIGNED, SEALED and DELIVERED as a Deed:
For and on behalf of
CLEARSK MEDI-AESTHETICS (WEST) PTE LTD
Name: THEN CHEE TAT
NRIC No.
Designation: Director

In the presence of:- Name: AI SZE YIN NRIC No.

SIGNED, SEALED and DELIVERED as a Deed:
For and on behalf of
CLEARSK MEDI-AESTHETICS (WESTGATE) PTE LTD
Name: THEN CHEE TAT
NRIC No.
Designation: Director

In the presence of:- Name: AI SZE YIN NRIC No.